STOCK PURCHASE AGREEMENT
                                     Between
                   ODYSSEY PICTURES CORPORATION, as Purchaser
                                       and
                          FLANDERS FILM S.A., as Seller

                            Relating to the Shares of
                           E3 Sports New Mexico, Inc.
                                       and
                                Media Trust S.A.





                              Dated: March 2, 1998






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                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated as of March 2, 1998 (this "Agreement") between ODYSSEY PICTURES CORPORATION, a Nevada corporation ("Purchaser") and FLANDERS FILM S.A., a Luxembourg corporation ("Seller").

                               W I T N E S S E T H

     WHEREAS, Seller is the record and beneficial owner of certain shares of common stock of E3 Sports New Mexico, Inc. ("E3");

     WHEREAS, Seller is the record and beneficial owner of certain shares of common stock of Media Trust S.A. ("Media Trust"); and

     WHEREAS, Seller wishes to sell and transfer to Purchaser, and Purchaser wishes to acquire from Seller, (i)16,200 shares of common stock of E3 representing 18% of the total issued and outstanding capital stock of E3 (the "E3 Shares") and (ii) 27,000 shares of common stock of Media Trust representing 18% of the total issued and outstanding capital stock of Media Trust (the "Media Trust Shares," and together with the E3 Shares referred to collectively herein as the "Shares").

         NOW THEREFORE, in consideration of the premises and the mutual covenants and undertakings of the parties hereto, it is hereby agreed as follows:

1 Sale of Shares.

1.1 Seller shall sell, transfer and deliver to Purchaser at the date, time and place indicated in Section 2, for the consideration provided in Section 3, the Shares. Share certificates of each of E3 and Media Trust evidencing Seller's ownership of the Shares (duly endorsed for transfer to Seller and with all necessary transfer tax stamps affixed), shall be delivered to Purchaser free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever.

2 Date, TIME and Place of Closing.

2.1 The Closing shall be held at the offices of Watson, Farley & Williams, New York, on such time and date on or prior to March 31, 1998 as may be mutually agreed by Seller and Purchaser.

3 Purchase Price.

3.1 In consideration for Seller's transfer and sale of the Shares to Purchaser, Purchaser shall: (a) Deliver to Seller at Closing two promissory notes, one in the amount of Three Hundred and Fifteen Thousand United States Dollars (U.S. $315,000)(the "Media Trust Note") and one in the amount of One Hundred and Thirty-Five Thousand United States Dollars (U.S. $135,000)(the "E3 Note," and collectively with the Media Trust Note, the "Notes"), which Notes shall contain the following terms:

     (i) the entire principal amount, together with any interest thereon shall be paid twelve months after the date of issuance, and shall bear interest at a rate of (a) 8% for the first three month period, (b) 12% for the second three month period, (c) 16% for the third three month period and (d) 20% for the final three month period; and

     (ii) any outstanding amount of principal and interest may be prepaid, in whole or in part, at any time without penalty.

4 Representations and Warranties of Seller.

     Seller represents and warrants to Purchaser that the following is true and correct as of the date hereof:

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4.1 Seller is the lawful  owner of the Shares of common  stock of each of E3 and
Media Trust described in the first and second recitals of this Agreement, free and clear of all liens, encumbrances, restrictions and claims of every kind. Seller has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Shares pursuant to this Agreement and the delivery to Purchaser of the Shares pursuant to the provisions hereof will transfer to Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. No other person has any agreement, right or option to acquire the Shares, and there are no actions, suits, or proceedings pending, or to the knowledge of Seller, threatened against or affecting Seller's ownership of the Shares.

4.2 Seller is a corporation duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of Luxembourg. Seller has all necessary corporate power and authority to execute and deliver this Agreement, and to carry out the transactions contemplated hereby to be performed by it. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

4.3 The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any provision of the organizational documents of Seller, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or governmental or regulatory authority applicable to Seller, (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory authority, or (iv) except as would not have a material adverse affect on its ability to consummate the transactions contemplated hereby, result in a violation or breach of, conflict with or constitute a default under, any of the terms, conditions, or provisions of any material agreement or instrument or other obligation to which Seller is a party.

4.4 E3 is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. Media Trust is a corporation duly organized, validly existing and in good standing under the laws of Belgium. Each of E3 and Media Trust has the power to own its property and to carry on its business as now being conducted. Each of E3 and Media Trust is duly qualified to do business and is in good standing in the jurisdictions in which the character or location of the properties owned or leased by them or the nature of the business conducted by them makes such qualification necessary.

4.5 Neither E3 nor Media Trust has made any assignment for the benefit of creditors nor has it filed or had filed against it, any bankruptcy, reorganization or insolvency proceedings or other proceedings relating to the relief of creditors.

4.6 There are no actions, suits or proceedings pending or threatened against or affecting E3 or Media Trust at law or in equity or before or by any court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and neither E3 nor Media Trust is in default with respect to any order, writ, injunction or decree of any court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.7 Each of E3 and Media Trust owns outright all the respective properties and assets, tangible and intangible, of every nature and description used in its business, all free and clear of all liens, claims and encumbrances of any nature whatsoever.

4.8 Seller is not aware of any fact, condition, contingency, occurrence or any other situation whatsoever relating to the business of E3 or Media Trust which is reasonably likely to have a material adverse affect on either the business or business prospects of either entity.

4.9 The sale of the Shares does not transfer control (or any indicia thereof) of either E3 or Media Trust to Purchaser. The Shares do not represent control of either of E3 or Media Trust. For purposes of this Section 4.9, "control" shall have the meaning provided in Rule 405 promulgated under the Securities Act of 1933, as amended.
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5 Representations and Warranties of Purchaser.

     Purchaser represents and warrants to Seller that:

5.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, and to carry out the transactions contemplated hereby to be performed by it. This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

5.2 The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any provision of the organizational documents of Purchaser, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or governmental or regulatory authority applicable to Purchaser, (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory authority, or (iv) except as would not have a material adverse affect on its ability to consummate the transactions contemplated hereby, result in a violation or breach of, conflict with, or constitute a default under, any of the terms, conditions, or provisions of any material agreement, instrument or other obligation to which Purchaser is a party.

6 Covenants of SELLER.

6.1 Seller covenants and agrees unto Purchaser that from the date hereof up to and including the date of Closing, Seller shall not take any action, or by inaction permit any action to be taken or event to occur, which would cause any representation or warranty made by Seller in or pursuant to Section 4 of this Agreement to be untrue as of the Closing Date.

6.2 Seller shall use all reasonable efforts, and take all such actions as may be reasonably necessary or appropriate, to cause the satisfaction of all conditions referred to in Section 8 of this Agreement and the consummation of the transactions contemplated by this Agreement. Seller shall cooperate in good faith with Purchaser in Purchaser's efforts to cause the satisfaction of the conditions referred to in Section 8 of this Agreement.

7 COVENANTS OF PURCHASER.

7.1 Purchaser covenants and agrees unto Seller that from the date hereof up to and including the date of Closing, Purchaser shall not take any action, or by inaction permit any action to be taken or event to occur, which would cause any representation or warranty made by Purchaser in or pursuant to Section 5 of this Agreement to be untrue as of the Closing Date.

7.2 Purchaser shall use all reasonable efforts, and take all such actions as may be reasonably necessary or appropriate, to cause the satisfaction of all conditions referred to in Section 9 of this Agreement and the consummation of the transactions contemplated by this Agreement. Purchaser shall cooperate in good faith with Seller in Seller's efforts to cause the satisfaction of the conditions referred to in Section 9 of this Agreement.

8 Conditions of Closing - Seller.

8.1 The obligation of Seller to consummate the transactions contemplated by this Agreement are subject to the following conditions precedent having been satisfied on or prior to the Closing Date:

     (a) Purchaser  shall have  delivered to Seller the Notes as provided  under
Section 3.1(a) of this Agreement.

     (b) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by Purchaser at or prior to the Closing Date shall have been fully satisfied in all material respects.

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     (c) The  representations and warranties of Purchaser set forth in Section 5 shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, and Seller shall have received a certificate from an officer of Purchaser to such effect.

     (d) Seller shall have received from Purchaser true and complete copies of resolutions of Purchaser's Board of Directors approving this Agreement and the transactions contemplated hereby, certified by Purchaser's Secretary.

     (e) No statute, rule or regulation or order, decree or judgment of or in any court or tribunal of competent jurisdiction shall be in effect that prohibits Seller from consummating the transactions contemplated hereby.

     (f) All consents, approvals, orders or clearances of any governmental or regulatory authority, the granting of which is required for the consummation of the transactions contemplated hereby, shall have been obtained and all waiting periods specified under applicable law the expiration of which is necessary for such consummation shall have passed.

               All of the conditions precedent contained in this Section 8.1 are for the sole benefit of Seller and Seller may waive any or all of them in its sole discretion.

9 Conditions of Closing - Purchaser.

9.1  The    obligations   of  Purchaser  to    consummate    the    transactions
contemplated by this Agreement are subject to the following conditions precedent having been satisfied at or prior to the Closing Date:

     (a) Seller shall have tendered to Purchaser the Shares in the manner provided under Section 1 of this Agreement. If requested by Purchaser, Seller shall have done, executed, acknowledged, and delivered to Purchaser all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments, whether from Seller or from third parties, as Purchaser in its sole discretion may deem necessary or desirable to convey and transfer to and vest in Purchaser all of the right, title and interest in and to the Shares.

     (b) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by Seller at or prior to the Closing Date shall have been satisfied in all material respects.

     (c) The representations and warranties of Seller with respect to itself, E3 and Media Trust set forth in Section 4 hereof shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date and Purchaser shall have received a certificate from an officer or managing director of Seller certifying to such effect.

     (d) Purchaser  shall have received from Seller true and complete  copies of
(i) resolutions of its Board of Directors or equivalent governing body, approving this Agreement and the transactions contemplated hereby.

     (e) Purchaser shall have been provided (a) a certificate from an officer of E3, and (b) a certificate from an officer or managing director of Media Trust, certifying that such person maintains the stock and transfer records of the respective entity and declares that the Shares being sold to Purchaser represent 18% of the outstanding capital stock of each such entity.

     (f) No statute, rule or regulation or order, decree or judgment of or in any court or tribunal of competent jurisdiction shall be in effect that prohibits Purchaser from consummating the transactions contemplated hereby.

     (g) All consents, approvals, orders or clearances of any governmental or regulatory authority, the granting of which is required for the consummation of the transactions contemplated hereby, shall have been obtained and all waiting periods specified under applicable law the expiration of which is necessary for such consummation shall have passed.

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     All of the conditions  precedent  contained in this Section 9.1 are for the sole benefit of Purchaser and Purchaser may waive any or all of them in its sole discretion.

10 Survival of Representations and warranties; Indemnities.

10.1 The respective representations and warranties of Seller and Purchaser contained in this Agreement or in any Schedule attached hereto shall survive the purchase and sale of the Shares pursuant to this Agreement until the first anniversary of the Closing Date, except the warranties of title and "free and clear" ownership, which shall continue to survive.

10.2 Seller agrees to indemnify and hold Purchaser and Purchaser's officers, directors and agents harmless from any and all damages, losses or expenses (including, without limitation, reasonable attorneys' fees and expenses) in the aggregate ("Losses"), suffered or paid, directly or indirectly, through application of E3's, Media Trust's or Purchaser's assets or otherwise, as a result of or arising out of the failure of any representation or warranty made by Seller in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; provided, however, that the total aggregate amount indemnified under this Section 10.2 for any such Losses shall not exceed $500,000.

10.3 Purchaser agrees to indemnify and hold Seller and Seller's officers, directors and agents harmless from any Losses suffered or paid, directly or indirectly, as a result of or arising out of the failure of any representation or warranty made by Purchaser in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; provided, however, that the total aggregate amount indemnified under this Section 10.3 for any such Losses shall not exceed $500,000.

10.4 If any claim or demand is made, or any suit or proceeding (including, without limitation, an audit by any taxing authority) is instituted, against any person which, if valid or prosecuted successfully, would entitle any person (an "Indemnified Party") to indemnification under this Agreement (a "Claim"), such Indemnified Party shall promptly notify the other party (the "Indemnifying Party") in writing thereof. The Indemnifying Party may, at its own cost and expense, and at its sole option, assume the defense of such Claim or participate either directly or through its counsel, which shall be reasonably acceptable to the Indemnified Party, with the Indemnified Party in the resolution, by litigation or otherwise, of any Claim. The Indemnified Party agrees to cooperate with the Indemnifying Party in determining the validity of any Claim or assertion of any Losses. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such Claim or legal proceedings, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) except for settlements solely for the payment of money. Indemnified Party shall be entitled to participate in (but not control) the defense of any such claim or legal proceeding, with its own counsel and at its own expense, provided however, that if Purchaser is in the position of Indemnified Party as a result of the failure of any representation or warranty made by Seller in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date, Purchaser shall have the right to offset amounts due under the Notes from the total amount due by Seller as Indemnifying Party pursuant to this Section 10.4.

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11 MISCELLANEOUS

11.1 Expenses. Except as otherwise specifically provided in this Agreement, the parties hereto shall each pay all costs and expenses of their respective performance of, and compliance with, the terms and conditions of this Agreement and all documents contemplated hereby, including all fees of counsel. 11.2 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other party to the contents and the manner of presentation and publication thereof. 11.3 Notices. Any and all notices or communications given hereunder to any party may be sent by registered or certified mail (postage prepaid), telefacsimile or telex to the recipient at the address set forth below. All such communications shall be deemed given upon dispatch.

To Seller:
                               Flanders Film S.A.
                               39 route de Remick
                            L-5650 Mondorf-les-Bains
                            Grand-Duchy of Luxembourg
                                 011-352-677-310
                               fax 011-352-677-311
To Purchaser:
                          Odyssey Pictures Corporation
                             1875 Century Park East
                          Los Angles, California 90067
                                  310-229-2430
                                fax 310-229-2434

         Any party may change its address for purposes of this paragraph by giving notice of such change to any other party in the manner provided above.

11.4     Governing Law; Jurisdiction.

     (a) This Agreement shall be governed and construed in accordance with the laws of New York.

     (b) In relation to any dispute arising out of or in connection with this Agreement, each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of New York and waives any objection to proceedings with respect to this Agreement in such Courts on the grounds of venue or inconvenient forum. Purchaser irrevocably and unconditionally appoints Howard Kerker, Esq., and Seller irrevocably and unconditionally appoints Watson, Farley & Williams, as its respective agent for service of process in respect of proceedings before such Courts (and each agrees that service on such agent shall be deemed due service for the purposes of proceedings in such Courts).

11.5 Benefit. This Agreement shall be binding upon and inure to the benefit of all the parties hereto, and their respective successors and assigns.

11.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

11.7 Captions and Severability. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the provisions hereof. If any provision of this Agreement or the application thereof shall to any extent, be determined to be invalid, unenforceable or contrary to law, the validity of the remaining provisions of this Agreement shall in no way be affected thereby and shall be enforceable to the fullest extent possible.

11.8 Amendment and Assignment. This Agreement, including the Exhibits and Schedules attached hereto, constitutes the entire agreement of the parties with respect to this transaction and may not be amended, modified or changed in any manner except upon the written consent of the parties hereto. This Agreement may not be assigned except upon the written consent of Purchaser and Seller.

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11.9      Termination of Agreement. If any precondition to the completion of the transactions contemplated hereby is not fulfilled on or prior to March 31, 1998, this Agreement shall be null and void and have no further force or effect.

11.10 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.





         IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute this Agreement as of the date first mentioned above.
                                            FLANDERS FILM S.A.

                                            By: __________________________
                                            Name: Johan Schotte
                                            Its:

                                            ODYSSEY PICTURES CORPORATION

                                            By: /s/ Stephen Greenwald
                                            -------------------------
                                            Name: Stephen R. Greenwald
                                            Its: Chief Executive Officer



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